February 23, 2005

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Exhibit 77K to Form N-SAR of The Berkshire Funds and are in agreement with the statements contained therein.

/s/ McCurdy & Associates CPA’s, Inc.